UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported):
January 21, 2010

Inter Parfums, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-16469	13-3275609
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

________________________________________________________________________________
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

                Our Paris-based subsidiary, Inter Parfums, S.A., and Montblanc-Simplo GMBH, have entered into an exclusive, worldwide license agreement commencing on July 1, 2010 and expiring on December 31, 2020, for the creation, development and distribution of fragrances and fragrance related products under the Montblanc brand. Our rights under such license agreement are subject to certain minimum sales, advertising expenditures and royalty payments as are customary in our industry. Inter Parfums, S.A. has also agreed to pay an upfront entry fee of 1 million euro (approximately $1.4 million) for this license, and to purchase the inventory of the current licensee, which is anticipated to be approximately 4 million euro (approximately $5.7 million).

              Our press release dated January 22, 2010, which is filed herewith as Exhibit 99.1, is incorporated by reference into this report.

Item 7.01. Regulation FD Disclosure.

            We believe that over a full year, net sales of Montblanc fragrance and fragrance related products could account for approximately 8-10% of net sales of our majority-owned, Paris-based subsidiary, Inter Parfums SA.

Item 9.01 Financial Statements and Exhibits.

            99.1 Our press release dated January 22, 2010.

Forward Looking Statements

            Statements in this report which are not historical in nature are forward-looking statements. Although we believe that our plans, intentions and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. In some cases you can identify forward-looking statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will" and "would" or similar words. You should not rely on forward-looking statements because actual events or results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, the risks and uncertainties discussed under the headings "Forward Looking Statements" and "Risk Factors" in Inter Parfums' annual report on Form 10-K for the fiscal year ended December 31, 2008 and the reports Inter Parfums files from time to time with the Securities and Exchange Commission. Inter Parfums does not intend to and undertakes no duty to update the information contained in this report.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: January 22, 2010

Inter Parfums, Inc. By: /s/ Russell Greenberg Russell Greenberg, Executive Vice President